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                                                                    EXHIBIT 99.5


                  MONTANA DIAMOND PROPERTY ACCESS DESCRIPTION
                               SEPTEMBER 30, 2001

     The 17 mineral properties are located within six areas. The location of each area is shown in the Montana map below, and each property outlined:

1.   Bearmouth                             4.   Highwood Mountains
     a.   Bearmouth Lamproite                   a.   McMurtry Creek
     b.   Rattler Gultch

                                           5.   Sweetgrass Hills
2.   Grassrange                                 a.   Laird Creek
     a.   Homestead Kimberlite
     b.   Yellow Water Butte               6.   Missouri River Breaks
     c.   Three Buttes                          a.   Williams
     d.   Teigen Butte                          b.   Mud Creek
     e.   Gjerde Ranch                          c.   Lieurance Diatreme
                                                d.   Black Butte
3.   Porcupine Dome                             e.   Lone Tree
     a.   Gold Butte                            f.   Zortman
                                                g.   Saskatchewan Butte

                                  LOCATION MAP
                                       OF
                           MONTANA DIAMOND PROPERTIES

                                [MAP OF MONTANA]



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